UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2019

Amgen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37702	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks California		91320-1799
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(805) 447-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	AMGN	The NASDAQ Global Select Market
1.250% Senior Notes Due 2022	AMGN22	New York Stock Exchange
2.000% Senior Notes Due 2026	AMGN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2019, Amgen Inc. (“Amgen”) entered into an Asset Purchase Agreement (the “APA”) with Celgene Corporation (“Celgene”), pursuant to which Amgen will acquire from Celgene certain assets and liabilities associated with the worldwide rights to OTEZLA® (apremilast) (“OTEZLA”), a leading oral, non-biologic treatment for chronic inflammatory diseases. Amgen and Celgene entered into the APA in connection with the previously announced Agreement and Plan of Merger, dated as of January 2, 2019, by and among Celgene, Bristol-Myers Squibb Company (“BMS”) and Burgundy Merger Sub, Inc., a wholly owned subsidiary of BMS (“Merger Sub”), providing for the merger of Merger Sub with and into Celgene, with Celgene surviving as a wholly owned subsidiary of BMS (the “BMS-Celgene Merger”, the resulting company, “BMS-Celgene”, and Celgene or BMS-Celgene, as applicable, “Seller”). BMS has entered into an Irrevocable Guarantee, dated as of August 25, 2019, with Amgen, pursuant to which BMS has agreed to irrevocably and unconditionally guarantee the full payment and performance obligations of Celgene under, and comply with certain covenants in, the APA (the “Guarantee”).

Pursuant to the APA, after the consummation of the BMS-Celgene Merger and at the closing (the “Closing”) of the transactions contemplated by the APA (the “Acquisition”), Amgen will acquire certain assets and assume certain liabilities from Seller for an aggregate purchase price of $13.4 billion in cash, or approximately $11.2 billion, net of the present value of anticipated future cash tax benefits. Amgen expects to fund the purchase price with current balance sheet cash.

The assets to be acquired by Amgen are generally those primarily related to the OTEZLA business, including but not limited to the rights to certain intellectual property, inventory, records, contracts, permits, equipment, facilities and clinical trial data relating to or arising out of the conduct of the OTEZLA business. In addition, Seller employees whose work is primarily dedicated to the OTEZLA business will generally be transferred to Amgen or its subsidiaries in connection with the Acquisition. Subject to certain exceptions specified in the APA, Amgen will assume the liabilities arising out of the conduct of the OTEZLA business from and after the Closing, with Seller generally retaining pre-Closing liabilities and other excluded liabilities set forth in the APA. The APA further provides that Amgen and Seller will enter into certain ancillary agreements, including (a) a transition services agreement under which Amgen will receive certain transitional services, (b) a supply agreement and a toll manufacturing agreement under which Seller will, among other things, supply Amgen with the active pharmaceutical ingredients of, and other materials and services related to, OTEZLA, and (c) an intellectual property agreement providing for certain licensing arrangements between Amgen and Seller regarding certain OTEZLA-related intellectual property.

The APA contains representations, warranties and covenants of Seller regarding the OTEZLA business, including a covenant to operate the OTEZLA business in the ordinary course consistent with past practice. The APA also contains representations, warranties and covenants of both Amgen and Seller relating to the Acquisition. The Closing is subject to certain conditions, including, among others, completion of the BMS-Celgene Merger, approval from the Federal Trade Commission (“FTC”) and any necessary government approvals. The Closing will take place following the satisfaction or waiver of all of the closing conditions to the Acquisition (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time). The APA provides for certain termination rights, including the right of either party to terminate the APA if Seller is notified by the Director of the Bureau of Competition of the FTC that either (a) Amgen is not an acceptable purchaser of the Transferred Assets (as defined in the APA) or (b) that the APA is not an acceptable manner of divesting the Transferred Assets (however, in the case of (b), only after the parties, consistent with their obligations under the APA, have reasonably sought to modify the APA to satisfy FTC staff).

Pursuant to the APA, Seller will indemnify Amgen against losses suffered as a result of (a) a breach of Seller’s representations and warranties, (b) a breach or non-performance of any covenant that is to be performed by Seller under the APA, and (c) the Excluded Liabilities (as defined in the APA). Amgen will similarly indemnify Seller against losses suffered as a result of (i) a breach of Amgen’s representations and warranties, (ii) a breach or non-performance of any covenant that is to be performed by Amgen under the APA, (iii) the Assumed Liabilities (as defined in the APA) and (iv) the post-Closing ownership and operation of the OTEZLA business, subject to certain exceptions. The indemnification provisions are subject to certain de minimis, deductible and cap limitations and time limitations with respect to recovery for losses.

The foregoing description of the APA is not complete and is qualified in its entirety by reference to the APA, a copy of which is attached to this report as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Guarantee is not complete and is qualified in its entirety by reference to the Guarantee, a copy of which is attached to this report as Exhibit 2.2 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Amgen has issued a press release which is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

d)    Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated August 25, 2019, by and between Amgen Inc. and Celgene Corporation.

2.2	Irrevocable Guarantee, dated August 25, 2019, by and between Amgen Inc. and Bristol-Myers Squibb Company.

99.1	Press Release, dated August 26, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: August 26, 2019	By:	/s/ Jonathan P. Graham
Jonathan P. Graham Senior Vice President, General Counsel and Secretary